Exhibit 10.4

SHARE PURCHASE AGREEMENT

by and among

COX DISTRIBUTING, INC.

a Nevada Corporation

and

ARMCO & METAWISE (H.K.) LIMITED

a Hong Kong Limited Liability Company;

and

the Shareholder of ARMCO & METAWISE (H.K.) LIMITED

Dated as of June 27, 2008

i

ii

Exhibits

A.           Purchase Money Promissory Note

iii

STOCK PURCHASEAGREEMENT

THIS STOCK PURCHASEAGREEMENT (hereinafter referred to as this “Agreement”) is entered into as of this 27th day of June 2008, by and between COX DISTRIBUTING, INC., a Nevada corporation (hereinafter referred to as “COX”), with offices at 105 Pearl, Cokeville, Wyoming 83114 and ARMCO & METAWISE (H.K.) LIMITED, a Hong Kong limited liability company (hereinafter referred to as “ARMCO”) and Feng Gao (the “ARMCO Shareholder”), upon the following premises:

Premises

WHEREAS, COX is a publicly held corporation organized under the laws of the State of Nevada;

WHEREAS, ARMCO is a privately-held company organized under the laws of Hong Kong and owns 100% of the authorized capital interests in ARMET (LIANYUANGANG) SCRAPS CO., LTD., a company organized under the laws of the Peoples Republic of China, and HENAN ARMCO & METAWISE TRADING CO., LTD., a company organized under the laws of the Peoples Republic of China (“WOFE”);

WHEREAS, COX agrees to acquire 100% of the issued and outstanding shares of ARMCO from the ARMCO Shareholder for a purchase price of $6,890,000.00.  On the Closing Date, ARMCO will become a wholly-owned subsidiary of COX.

Agreement

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF ARMCO

As an inducement to, and to obtain the reliance of COX, except as set forth in the ARMCO Schedules (as hereinafter defined), ARMCO represents and warrants as of the Closing Date (as hereinafter defined), as follows:

Section 1.01   Incorporation.  ARMCO is a company duly organized, validly existing, and in good standing under the laws of Hong Kong and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  Included in the ARMCO Schedules is a complete and correct copy of the memorandum and articles of association of ARMCO as in effect on the date hereof.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of ARMCO’s memorandum and articles of association.  ARMCO has taken all actions required by law, its memorandum and articles of association, or otherwise to authorize the execution and delivery of this Agreement.  ARMCO has full power, authority, and legal capacity and has taken all action required by law, its memorandum and articles of association, and otherwise to consummate the transactions herein contemplated.

Section 1.02   Authorized Shares and Capital.  The authorized number of common shares with HK$1.00 par value of ARMCO is 30,000,000 with 10,000 shares issued and outstanding. The ARMCO Shareholder owns all of the shares of ARMCO representing a 100% interest in ARMCO. The issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 1.03   Subsidiaries and Predecessor Corporations.  Except as set forth in the ARMCO Schedules, ARMCO does not have any subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.  For purposes hereinafter, the term “ARMCO” also includes those subsidiaries set forth on the ARMCO Schedules.

Section 1.04   Financial Statements.

(a)           Included in the ARMCO Schedules are (i) the audited balance sheets of ARMCO as of December 31, 2007 and December 31, 2006 and the related audited statements of operations, stockholders’ equity and cash flows for the fiscal years ended December 31, 2007 and December 31, 2006 together with the notes to such statements and the opinion of Li & Company, PC, independent certified public accountants, and (ii) the unaudited (reviewed) financial statements of ARMCO for the quarter ended March 31, 2008.

(b)           All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The ARMCO balance sheets are true and accurate and present fairly as of their respective dates the financial condition of ARMCO.  As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, ARMCO had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of ARMCO, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

(c)           ARMCO has duly and punctually paid all Governmental fees and taxation which it has become liable to pay and has duly allowed for all taxation reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxation and ARMCO has made any and all proper declarations and returns for taxation purposes and all information contained in such declarations and returns is true and complete and full provision or reserves have been made in its financial statements for all Governmental fees and taxation.

(d)           The books and records, financial and otherwise, of ARMCO are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

(e)           All of ARMCO’s assets are reflected on its financial statements, and, except as set forth in the ARMCO Schedules or the financial statements of ARMCO or the notes thereto, ARMCO has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 1.05   Information.  The information concerning ARMCO set forth in this Agreement and in the ARMCO Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.  In addition, ARMCO has fully disclosed in writing to COX (through this Agreement or the ARMCO Schedules) all information relating to matters involving ARMCO or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $50,000 liability, (ii) have led or may lead to a competitive disadvantage on the part of ARMCO or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on ARMCO, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Section 1.06   Options or Warrants.  There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of ARMCO.

Section 1.07   Absence of Certain Changes or Events.  Since December 31, 2007 or such other date as provided for herein:

(a)           there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of ARMCO;

(b)           ARMCO has not (i) amended its memorandum and articles of association since July 13, 2001; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (iii) made any material change in its method of management, operation or accounting, (iv) entered into any other material transaction other than sales in the ordinary course of its business; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

(c)           ARMCO has not (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock) except in connection with this Agreement.

Section 1.08   Litigation and Proceedings. Except as disclosed on Schedule 1.08, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of ARMCO after reasonable investigation, threatened by or against ARMCO or affecting ARMCO or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  ARMCO does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.09   Contracts.

(a)           All “material” contracts, agreements, franchises, license agreements, debt instruments or other commitments to which  ARMCO is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business are set forth on the ARMCO Schedules.  A “material” contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations of at least fifty thousand dollars ($50,000);

(b)           All contracts, agreements, franchises, license agreements, and other commitments to which ARMCO is a party or by which its properties are bound and which are material to the operations of ARMCO taken as a whole are valid and enforceable by ARMCO in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally; and

(c)           Except as included or described in the ARMCO Schedules or reflected in the most recent ARMCO balance sheet, ARMCO is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of ARMCO.

Section 1.10   No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which ARMCO is a party or to which any of its assets, properties or operations are subject.

Section 1.11   Compliance With Laws and Regulations.  To the best of its knowledge, ARMCO has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of ARMCO or except to the extent that noncompliance would not result in the occurrence of any material liability for ARMCO.  This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 1.12   Approval of Agreement.  The Board of Directors of ARMCO has authorized the execution and delivery of this Agreement by ARMCO and has approved this Agreement and the transactions contemplated hereby, and will recommend to the ARMCO Shareholder that the Share Purchase be accepted.

Section 1.13   ARMCO Schedules.  ARMCO has delivered to COX the following schedules, which are collectively referred to as the “ARMCO Schedules” and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the chief executive officer of ARMCO as complete, true, and correct as of the date of this Agreement in all material respects:

(a)           a schedule containing complete and correct copies of the memorandum and articles of association of ARMCO in effect as of the date of this Agreement;

(b)           a schedule containing the financial statements of ARMCO identified in paragraph 1.04(a);

(c)           a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of ARMCO since December 31, 2007, required to be provided pursuant to section 1.07 hereof;

(d)           a schedule of any exceptions to the representations made herein; and

(e)           a schedule containing the other information requested above.

ARMCO shall cause the ARMCO Schedules and the instruments and data delivered to COX hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Section 1.14   Valid Obligation.  This Agreement and all agreements and other documents executed by ARMCO in connection herewith constitute the valid and binding obligation of ARMCO, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF COX

As an inducement to, and to obtain the reliance of ARMCO and the ARMCO Shareholder, except as set forth in the COX Schedules (as hereinafter defined), COX represents and warrants, as of the date hereof and as of the Closing Date, as follows:

Section 2.01   Organization.  COX is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  Included in the COX Schedules are complete and correct copies of the certificate of incorporation and bylaws of COX as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of COX’s certificate of incorporation or bylaws.  COX has taken all action required by law, its certificate of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and COX has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

Section 2.02   Capitalization.  COX’s authorized capitalization consists of (a) 74,000,000 shares of common stock, par value $.001 per share (“COX Common Stock”), of which 10,000,000 shares are issued and outstanding, and (b) 1,000,000 shares of preferred stock, par value $.001 per share, none of which are issued and outstanding.  All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 2.03   Subsidiaries and Predecessor Corporations.  COX does not have any predecessor corporation(s), no subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 2.04   Financial Statements.

(a)           Included in the COX Schedules are (i) the audited balance sheets of COX as of December 31, 2006 and December 31, 2007 and the related audited statements of operations, stockholders’ equity and cash flows for December 31, 2007 together with the notes to such statements and the opinion of Li & Company, P.C. independent certified public accountants with respect thereto.

(b)           Included in the COX Schedules are: (i) unaudited (reviewed) balance sheets of March 31, 2008 and the related unaudited (reviewed) statements of operations, stockholders’ equity and cash flows for the quarters ended on such dates and all such financial statements have been reviewed by Li & Company, P.C.

(c)           All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The COX balance sheets are true and accurate and present fairly as of their respective dates the financial condition of COX.  As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, COX had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of COX, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

(d)           COX has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

(e)           COX has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof.  Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.  In addition, all such tax returns are correct and complete in all material respects.  All taxes of Cox which are (i) shown as due on such tax returns, (ii) otherwise due and payable or (iii) claimed or asserted by any taxing authority to be due, have been paid, except for those taxes being contested in good faith and for which adequate reserves have been established in the financial statements included in the Financial Statements in accordance with GAAP.  There are no liens for any taxes upon the assets of Cox, other than statutory liens for taxes not yet due and payable.  Cox does not know of any proposed or threatened tax claims or assessments.

(f)           The books and records, financial and otherwise, of COX are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices

(g)           All of COX’s assets are reflected on its financial statements, and, except as set forth in the COX Schedules or the financial statements of COX or the notes thereto, COX has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 2.05   Information.  The information concerning COX set forth in this Agreement and the COX Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.  In addition, COX has fully disclosed in writing to ARMCO (through this Agreement or the COX Schedules) all information relating to matters involving COX or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $1,000 liability , (ii) have led or may lead to a competitive disadvantage on the part of COX or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on COX, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Section 2.06   Options or Warrants.  There are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by COX relating to the issued or unissued capital stock of COX (including, without limitation, rights the value of which is determined with reference to the capital stock or other securities of COX) or obligating COX to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, COX.  There are no outstanding contractual obligations of COX to repurchase, redeem or otherwise acquire any shares of COX Common Stock of COX or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

Section 2.07   Absence of Certain Changes or Events.  Since the date of the most recent COX balance sheet included in the COX Schedules:

(a)           there has not been (i) any material adverse change in the business, operations, properties, assets or condition of COX or (ii) any damage, destruction or loss to COX (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of COX;

(b)           COX has not (i) amended its certificate of incorporation or bylaws except as required by this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of COX; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or  termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or  (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

(c)           COX has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent COX balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of COX; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

(d)           to its knowledge, COX has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of COX.

Section 2.08   Litigation and Proceedings.  There are no actions, suits, proceedings or investigations pending or, to the knowledge of COX after reasonable investigation, threatened by or against COX or affecting COX or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in the COX Schedules.  COX has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 2.09   Contracts.

(a)           COX is not a party to, and its assets, products, technology and properties are not bound by, any leases, contract, franchise, license agreement, agreement, debt instrument, obligation, arrangement, understanding or other commitments whether such agreement is in writing or oral (“Contracts”).

(b)           COX is not a party to or bound by, and the properties of COX are not subject to any Contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award; and

(c)           COX is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of COX.

Section 2.10   No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which COX is a party or to which any of its assets, properties or operations are subject.

Section 2.11   Compliance With Laws and Regulations.  COX has complied with all United States federal, state or local or any applicable foreign statute, law, rule, regulation, ordinance, code, order, judgment, decree or any other applicable requirement or rule of law (a “Law”) applicable to Cox and the operation of its business.  This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 2.12   Approval of Agreement.  The Board of Directors of COX has authorized the execution and delivery of this Agreement by COX and has approved this Agreement and the transactions contemplated hereby.

Section 2.13   Material Transactions or Affiliations.  Except as disclosed herein and in the COX Schedules, there exists no contract, agreement or arrangement between COX and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by COX to own beneficially, 5% or more of the issued and outstanding common stock of COX and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof.  Neither any officer, director, nor 5% Shareholders of COX has, or has had since inception of COX, any known interest, direct or indirect, in any such transaction with COX which was material to the business of COX.  COX has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

Section 2.14   COX Schedules.  COX has delivered to ARMCO the following schedules, which are collectively referred to as the “COX Schedules” and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer of COX to be complete, true, and accurate in all material respects as of the date of this Agreement.

(a)           a schedule containing complete and accurate copies of the certificate of incorporation and bylaws of COX as in effect as of the date of this Agreement;

(b)           a schedule containing the financial statements of COX identified in paragraph 2.04(a) and (b);

(c)           a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of COX since December 31, 2007, required to be provided pursuant to section 2.07 hereof; and

(d)           a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the COX Schedules by Sections 2.01 through 2.19 and 2.21.

COX shall cause the COX Schedules and the instruments and data delivered to ARMCO hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Section 2.15   Bank Accounts; Power of Attorney.  Set forth in the COX Schedules is a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by COX within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of COX, (b) all safe deposit boxes and other similar custodial arrangements maintained by COX within the past twelve (12) months, (c) the check ledger for the last 12 months, and (d) the names of all persons holding powers of attorney from COX or who are otherwise authorized to act on behalf of COX with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

Section 2.16   Valid Obligation.  This Agreement and all agreements and other documents executed by COX in connection herewith constitute the valid and binding obligation of COX, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 2.17   SEC Filings; Financial Statements. (a) COX has made available to ARMCO a correct and complete copy, or there has been available on EDGAR, copies of each report, registration statement and definitive proxy statement filed by COX with the SEC since its initial filing on August 27, 2007 (the “COX SEC Reports”), which are all the forms, reports and documents filed by COX with the SEC from August 27, 2007 to the date of this Agreement. As of their respective dates, the COX SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such COX SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)  Each set of financial statements (including, in each case, any related notes thereto) contained in the COX SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-QSB promulgated under the Exchange Act) and each fairly presents in all material respects the financial position of COX at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on Applied Spectrum taken as a whole.

Section 2.18   Over-the-Counter Bulletin Board Quotation. COX Common Stock is quoted on the Over-the-Counter Electronic Bulletin Board (“OTC BB”). There is no action or proceeding pending or, to COX’s knowledge, threatened against COX by NASDAQ or The Financial Industry Regulatory Authority, Inc. ("FINRA") with respect to any intention by such entities to prohibit or terminate the quotation of COX Common Stock on the OTC BB.

Section 2.19   Exchange Act Compliance.  COX is in compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act, the shares of COX Common Stock have been registered under Section 12(g) of the Exchange Act, and COX is in compliance with all of the requirements under, and imposed by, Section 12(g) of the Exchange Act.

Section 2.20   Environmental Compliance and Disclosure.

(a)           COX possess, and are in compliance with, all permits, licenses and government authorizations and have filed all notices that are required under local, state and federal Laws and regulations relating to protection of the environment, pollution control, product registration and hazardous materials (“Environmental Laws”) applicable to COX and the operation of its business and COX is in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those Laws or  contained in any Law, regulation, code, plan, order, decree, judgment, notice, permit or demand letter issued, entered, promulgated or approved thereunder.

(b)           COX has received notice of actual or threatened liability under the Federal Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”) or any similar state or local statute or ordinance from any governmental agency or any third party, and there are no facts or circumstances which would form the basis for the assertion of any claim against COX under any Environmental Laws including, without limitation, CERCLA or any similar local, state or foreign Law with respect to any on-site or off-site location.

(c)           COX has entered into or agreed to, nor does COX contemplate entering into any consent decree or order, and is not subject to any judgment, decree or judicial or administrative order relating to compliance with, or the cleanup of hazardous materials under, any applicable Environmental Laws.

(d)           COX has received notice that it is subject to any claim, obligation, liability, loss, damage or expense of whatever kind or nature, contingent or otherwise, incurred or imposed or based upon any provision of any Environmental Law and arising out of any act or omission of COX, its employees, agents or representatives or arising out of the ownership, use, control or operation by COX of any facility, site, area or property (including, without limitation, any facility, site, area or property currently or previously owned or leased by COX) from which any hazardous materials were released into the environment (the term “release” meaning any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, and the term “environment” meaning any surface or ground water, drinking water supply, soil, surface or subsurface strata or medium, or the ambient air).

(e)           None of COX real property previously owned by COX contains any friable asbestos, regulated PCBs or underground storage tanks.

(f)           As used in this Agreement, the term “hazardous materials” means any waste, pollutant, hazardous substance, toxic, ignitable, reactive or corrosive substance, hazardous waste, special waste, industrial substance, by-product, process intermediate product or waste, petroleum or petroleum-derived substance or waste, chemical liquids or solids, liquid or gaseous products, or any constituent of any such substance or waste, the use, handling or disposal of which by COX is in any way governed by or subject to any applicable Law, rule or regulation of any Governmental Entity.

Section 2.21   Insurance Policies.  COX has not received notice of any pending or threatened cancellation (retroactive or otherwise) with respect to any of the insurance policies in force naming COX, any of its employees thereof as an insured or beneficiary or as a loss payable payee and COX is in compliance in all material respects with all conditions contained therein.  There are no pending claims against such insurance policies by COX as to which insurers are defending under reservation of rights or have denied liability, and there exists no claim under such insurance policies that has not been properly filed by COX.  Set forth on Schedule 2.21is a list of all of COX’s insurance policies.

Section 2.22    Employee Benefit Plans and Agreements.  Cox has no deferred compensation, pension, profit-sharing and retirement plans, or bonus, welfare, severance policies or programs or other “employee benefit plans” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), fringe benefit or stock option, stock ownership, stock appreciation, phantom stock or equity (or equity-based) plans, including individual contracts, severance agreements, employee agreements, consulting agreements with individuals, separation and change in control programs, agreements or arrangements, or employee retention agreements, providing the same or similar benefits, whether or not written, participated in or maintained by COX or with respect to which contributions are made or obligations assumed by COX in respect of COX (including health, life insurance and other benefit plans maintained for former employees or retirees).

ARTICLE III
SHARE PURCHASE PRICE

Section 3.01    The Share Purchase.  On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 3.03), the ARMCO Shareholder shall sell, assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, all of the shares of ARMCO held by such Shareholder; the objective of such purchase (the “Share Purchase”) being the acquisition by COX of not less than 100% of the issued and outstanding shares of ARMCO.  In exchange for the transfer of such securities by the ARMCO Shareholder, COX shall deliver to the ARMCO Shareholder, its affiliates or assigns, the purchase price of $6,890,000 (the “Purchase Price”) by delivering to the ARMCO Shareholder a promissory note in the form set forth in Exhibit “A” (the “Purchase Money Promissory Note”).   At the Closing Date, the ARMCO Shareholder shall, on surrender of his certificate or certificates representing his ARMCO shares to COX or its registrar or transfer agent, be entitled to receive the Purchase Money Promissory Note.

Upon consummation of the transaction contemplated herein, all of the issued and outstanding shares of ARMCO shall be held by COX.

Section 3.02    Cancellation of Certain Shares of COX Common Stock.  No later than 30 days after the Closing Date, Stephen E. Cox, will cancel a total number of 7,694,000 shares of COX Common Stock at the request of the Company.

Section 3.03    Closing.  The closing (“Closing”) of the transactions contemplated by this Agreement shall occur following the payment of the outstanding liabilities of COX, and upon delivery of the Purchase Money Promissory Note as described in Section 3.01 herein. The Closing shall take place at a mutually agreeable time and place and is anticipated to close by no later than June 30, 2008.

Section 3.04    Closing Events.  At the Closing, COX, ARMCO and the ARMCO Shareholder shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 3.05    Termination.  This Agreement may be terminated by the Board of Directors of ARMCO or COX only in the event that COX or ARMCO do not meet the conditions precedent set forth in Articles V and VI.  If this Agreement is terminated pursuant to this section, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

ARTICLE IV
SPECIAL COVENANTS

Section 4.01    Access to Properties and Records.  COX and  ARMCO will each afford to the officers and authorized representatives of the other full access to the properties, books and records of COX or ARMCO, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of COX or ARMCO, as the case may be, as the other shall from time to time reasonably request.  Without limiting the foregoing, as soon as practicable after the end of each fiscal quarter (and in any event through the last fiscal quarter prior to the Closing Date), each party shall provide the other with quarterly internally prepared and unaudited financial statements.

Section 4.02    Delivery of Books and Records.  At the Closing, COX shall deliver to ARMCO, the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of COX now in the possession of COX or its representatives.

Section 4.03    Third Party Consents and Certificates.  COX and ARMCO agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 4.04    COX SEC Filings.  On or before the Closing Date, COX shall promptly file with the SEC necessary disclosure statements required by federal securities law.

Section 4.05    Designation of Directors and Officer.  Upon signing this Agreement, the following directors will take the position of Director with COX, Kexuan Yao, Weigang Zhao, Auan Chen and such other persons as may be designated by Mr. Yao, and the existing officers and directors of COX, Stephen E. Cox and Mary Ann Cox, after the signing of this Agreement, shall tender their resignations of all positions held with COX effective immediately.  In addition, upon the signing of this Agreement, COX shall immediately appoint as officers of COX the following persons: Kexuan Yao as Chief Executive Officer and President, and Fengtao Wen as Chief Financial Officer.

Section 4.06    Actions Prior to Closing.

(a)           From and after March 31, 2008 until the Closing Date and except as set forth in the COX Schedules or ARMCO Schedules or as permitted or contemplated by this Agreement, COX (subject to paragraph (d) below) and ARMCO respectively, will each:

(i)           carry on its business in substantially the same manner as it has heretofore;

(ii)           maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(iii)           maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

(iv)           perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

(v)           use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

(vi)           fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

(b)           From and after March 31, 2008 until the Closing Date, neither COX nor ARMCO will:

(i)           make any changes in their memorandum of association, articles of association, articles or certificate of incorporation or bylaws except as contemplated by this Agreement including a name change;

(ii)           take any action described in Section 1.07 in the case of ARMCO or in Section 2.07, in the case of COX (all except as permitted therein or as disclosed in the applicable party’s schedules);

(iii)           enter into or amend any contract, agreement, or other instrument of any of the types described in such party’s schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services; or

(iv)           sell any assets or discontinue any operations, sell any shares of capital stock or conduct any similar transactions other than in the ordinary course of business.

Section 4.07    Indemnification.

(a)           ARMCO hereby agrees to indemnify COX and each of the officers, agents and directors of COX as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) (“Loss”), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article I of this Agreement.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

(b)           The ARMCO Shareholder agree to indemnify COX and each of the officers, agents and directors of COX as of the date of execution of this Agreement against any Loss, to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article 3.01 of this Agreement.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

(c)           COX and Stephen Cox, jointly and severally, agree to indemnify and hold harmless ARMCO and each of the officers, agents, and directors of ARMCO and the ARMCO Shareholder as of the date of execution of this Agreement (the “ARMCO Indemnitees”) against any Liabilities incurred or suffered by the ARMCO Indemnitees.  For this purpose, “Liabilities” shall mean all suits, proceedings, claims, expenses, losses, costs, liabilities, judgments, deficiencies, assessments, actions, investigations, penalties, fines, settlements, interest and damages (including reasonable attorneys' fees and expenses), whether suit is  instituted or not and, if instituted, whether at any trial or appellate level, and whether raised by the parties hereto or a third party, incurred or suffered by the ARMCO Indemnitees or any of them arising from, in connection with or as a result of (a) any false or inaccurate representation or warranty made by or on behalf of COX in or pursuant to this Agreement; (b) any default or breach in the performance of any of the covenants or agreements made by COX in or pursuant to this Agreement; (c) the operation of COX’s business prior to the Closing; (d) any obligation or liability of COX which is not included in COX’s Financial Statements (e) any breach of the contracts prior to the Closing; and (f) any Liabilities arising out of the claims of creditors of COX or any party claiming by, through or under such creditor, including, but not limited to, any bankruptcy trustee or debtor-in-possession.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

Section 4.08    Sales of Securities Under Rule 144, If Applicable.

(a)           COX will use its best efforts to at all times satisfy the current public information requirements of Rule 144 promulgated under the Securities Act so that its shareholders can sell restricted securities that have been held for six months (or one year, as the case may be) or more or such other restricted period as required by Rule 144 as it is from time to time amended.

(b)           Upon being informed in writing by any person holding restricted stock of COX that such person intends to sell any shares under rule 144 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), COX will certify in writing to such person that it is compliance with Rule 144 current public information requirement to enable such person to sell such person’s restricted stock under Rule 144, as may be applicable under the circumstances.

(c)           If any certificate representing any such restricted stock is presented to COX’s transfer agent for registration or transfer in connection with any sales theretofore made under Rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by a legal opinion that such transfer has complied with the requirements of Rule 144, as the case may be, COX will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144, as the case may be, free of any stop transfer order or restrictive legend.

Section 4.09    Payment of Liabilities.  Prior to the Closing, COX shall have paid and discharged of all of COX’s liabilities, including all of COX’s accounts payable and any outstanding legal fees incurred prior to the Closing Date.

Section 4.10    Assistance with Post-Closing SEC Reports and Inquiries. Upon the reasonable request of ARMCO, after the Closing Date, Stephen E. Cox and Mary Ann Cox shall use their reasonable best efforts to provide such information available to it, including information, filings, reports, financial statements or other circumstances of COX occurring, reported or filed prior to the Closing, as may be necessary or required by COX for the preparation of the reports that COX is required to file after Closing with the SEC to remain in compliance and current with its reporting requirements under the Exchange Act, or filings required to address and resolve matters as may relate to the period prior to Closing and any SEC comments relating thereto or any SEC inquiry thereof.

ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF COX

The obligations of COX under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 5.01    Accuracy of Representations and Performance of Covenants.  The representations and warranties made by ARMCO and ARMCO Shareholder in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement).  ARMCO shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by ARMCO prior to or at the Closing.  COX shall be furnished with a certificate, signed by a duly authorized executive officer of ARMCO and dated the Closing Date, to the foregoing effect.

Section 5.02    Officer’s Certificate.  COX shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of ARMCO to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of ARMCO threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the ARMCO Schedules, by or against ARMCO, which might result in any material adverse change in any of the assets, properties, business, or operations of ARMCO.

Section 5.03    Good Standing.  Dated within fifteen (15) days of the Closing Date, COX shall have received a certificate of good standing, certifying that ARMCO is in good standing as a company in Hong Kong.

Section 5.04    Approval by ARMCO Shareholder.  The Share Purchase shall have been approved by the holders of not less than fifty and one tenths percent (50.01%) of the shares, including voting power, of ARMCO, unless a lesser number is agreed to by COX.

Section 5.05    No Governmental Prohibition.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 5.06    Consents.  All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of ARMCO after the Closing Date on the basis as presently operated shall have been obtained.

Section 5.07    Other Items.

(a)           COX shall have received a list containing the name, address, and number of shares held by the ARMCO Shareholder as of the date of Closing, certified by an executive officer of ARMCO as being true, complete and accurate; and

(b)           COX shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as COX may reasonably request.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF ARMCO
AND THE ARMCO SHAREHOLDER

The obligations of ARMCO and the ARMCO Shareholder under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.01    Accuracy of Representations and Performance of Covenants.  The representations and warranties made by COX in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date.  Additionally, COX shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by COX.

Section 6.02    Officer’s Certificate.  ARMCO shall have been furnished with certificates dated the Closing Date and signed by duly authorized executive officers of COX, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of COX threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement  or, to the extent not disclosed in the COX Schedules, by or against COX, which might result in any material adverse change in any of the assets, properties or operations of COX.

Section 6.03    Good Standing.  ARMCO shall have received a certificate of good standing from the Secretary of State of Nevada or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that COX is in good standing as a corporation in the State of Nevada and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

Section 6.04    No Governmental Prohibition.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 6.05    Approval by COX Shareholders.  The Share Purchase shall have been approved by the holders of not less than fifty and one tenths percent (50.01%) of the shares, including voting power, of COX, unless a lesser number is agreed to by ARMCO.

Section 6.06    Consents.  All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of COX after the Closing Date on the basis as presently operated shall have been obtained.

Section 6.07    Shareholder Report.  ARMCO shall receive a shareholder’s report reflective of all COX shareholder’s which does not exceed 10,000,000 shares of COX common stock issued and outstanding as of the day prior to the Closing Date.

Section 6.08    Consulting Agreement.  Stephen Cox shall have entered into a Consulting Agreement with China Direct, Inc. or its subsidiaries in a form and on terms acceptable to China Direct, Inc. and ARMCO.

Section 6.09    Prior to the Closing, COX shall have paid and discharged of all of COX’s liabilities, including all of COX’s accounts payable and any outstanding legal fees incurred prior to the Closing Date as provided for in this Agreement.

Section 6.10     Other Items.  ARMCO shall have received further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as ARMCO may reasonably request.

ARTICLE VII
MISCELLANEOUS

Section 7.01    Brokers.  COX and ARMCO agree that, except as set out on Schedule 7.01 attached hereto, there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement.  COX and ARMCO each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 7.02    Governing Law.  This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Florida.  Venue for all matters shall be in Broward County, Florida, without giving effect to principles of conflicts of law thereunder.  Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

Section 7.03    Notices.  Any notice or other communications required or permitted hereunder shall  be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to ARMCO, to:	Armco & Metawise (H.K.) Limited
Rm. 1404, China Resources
Building 26 Harbour Road
Wanchai, Hong Kong

With copies to:	James Schneider, Esq.
Schneider, Weinberger & Beilly, LLP
2200 Corporate Blvd. N.W., Suite 210
Boca Raton, FL 33431

If to COX, to:	Stephen E. Cox
COX Distributing Inc.
P.O. Box 430
Cokeville, Wyoming 83114

With copies to:	Richard I. Anslow, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 7.04    Attorney’s Fees.  In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.05    Confidentiality.  Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.  In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 7.06    Public Announcements and Filings.  Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties.  Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

Section 7.07    Schedules; Knowledge.  Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

Section 7.08    Third Party Beneficiaries.  This contract is strictly between COX and ARMCO, and, except as specifically provided, no director, officer, stockholder (other than the ARMCO Shareholder), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 7.09    Expenses.  Subject to Section 7.04 above, whether or not the Share Purchase is consummated, each of COX and ARMCO will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Share Purchase or any of the other transactions contemplated hereby.

Section 7.10    Entire Agreement.  This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 7.11    Survival; Termination.  The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.

Section 7.12    Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 7.13    Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 7.14    Best Efforts.  Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable.  Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

COX DISTRIBUTING, INC.

By:	/s/ Stephen E. Cox
Name: Stephen E. Cox
Title: President, CEO and Chairman

ARMCO & METAWISE (H.K.) LIMITED

By:	/s/ Kexuan Yao
Name: Kexuan Yao
Title: Chairman of the Board and General Manager

ARMCO SHAREHOLDER

By:	/s/ Feng Gao
Feng Gao